SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 20, 2011 (December 16, 2011)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (collectively, the “Debtor Entities”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Chapter 11 Cases”).  Dynegy Inc. (“Dynegy”) and its subsidiaries, other than the five Debtor Entities, did not file voluntary petitions for relief and are not debtors under Chapter 11 of the Bankruptcy Code.

The Chapter 11 Cases were filed in accordance with a Restructuring Support Agreement (the “Support Agreement”), dated November 7, 2011, among Dynegy, DH and certain holders (the “Consenting Noteholders”) of an aggregate in excess of $1.4 billion of DH’s $3,370.3 million aggregate principal amount of outstanding unsecured notes and debentures comprised of: 8.75% senior unsecured notes due February 15, 2012, 7.5% senior unsecured notes due June 1, 2015, 8.375% senior unsecured notes due May 1, 2016, 7.75% senior unsecured notes due June 1, 2019, 7.125% senior debentures due May 15, 2018 and 7.625% senior debentures due October 15, 2026. The Debtor Entities’ proposed financial restructuring, as outlined in the Support Agreement and the restructuring term sheet attached thereto, had the support of the Consenting Noteholders.  As also previously disclosed, on December 9, 2011, Dynegy, DH and certain holders of DH’s unsecured notes and debentures (as described above) entered into an amendment to the Support Agreement whereby the initial deadline under the Support Agreement for finalizing documentation with respect to the Restructuring was extended from December 7, 2011 until December 14, 2011.

On December 16, 2011, Dynegy, DH and certain holders (the “Noteholders”) of DH’s outstanding unsecured notes and debentures (as described above) entered into a further amendment to the Support Agreement (the “Second Amendment”).  Pursuant to the Second Amendment, the Noteholders agreed, among other things, subject to the terms and conditions contained in the Support Agreement, to extend the deadline under the Support Agreement for finalizing documentation with respect to the Restructuring until December 22, 2011, while the parties thereto continue to discuss the economic and other material terms of the Restructuring.

The summary of the Second Amendment is qualified in its entirety by the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

99.1	Second Amendment to the Restructuring Support Agreement dated December 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: December 20, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS, LLC
(Registrant)

Dated: December 20, 2011	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Second Amendment to the Restructuring Support Agreement dated December 16, 2011